EXHIBIT 99.2

Intellinetics, Inc. Expands Digital Content Management Services with Acquisition of Graphic Sciences, Inc.

Clients to benefit from complementary

document conversion services

COLUMBUS, Ohio, March 4, 2020 (GLOBE NEWSWIRE) – Intellinetics, Inc., (OTCQB: INLX) a cloud-based document solutions provider, announced today that is has acquired Graphic Sciences, Inc., a company that specializes in document scanning and digital conversion services, located in Madison Heights, MI. Intellinetics acquired Graphic Sciences as a wholly owned subsidiary. At present, each company will continue to operate under its own name, maintain current offices, and experience minimal changes in personnel.

A key reason for the acquisition of Graphics Sciences is management’s belief that there is a strong synergy between the two companies, since each provides document management products and services to highly-regulated, risk- and compliance-intensive markets. The IntelliCloud™ solution suite will be expanded to include Graphic Sciences’ document scanning and microfilm services while Graphic Science customers will benefit from the option to gain anywhere, anytime access to their digitized documents via the IntelliCloud Document Management Platform.

“Adding Graphic Sciences service offerings, industry knowledge, and relationships creates a natural synergy between our two companies”, said James F. DeSocio, President & CEO of Intellinetics. “Adding their document scanning services to our IntelliCloud solution suite will allow us to offer our clients the professional management of capturing their documents, storage of their documents, and secure access of their documents throughout their entire life cycle in whatever form or medium is most appropriate. Plus, Graphic Sciences provides some very specialized services such as book and newspaper scanning, microfiche to microfilm conversions, and long-term paper and microfilm storage and retrieval. This creates many new cross-selling opportunities for us.”

Gregory Colton, outgoing President of Graphic Sciences, Inc., added, “We believe that a larger organization will allow us to provide a wider array of services to our customers. Currently we scan and deliver our customers’ documents onto digital media, such as a DVD, thumb drive or a file on a server. With Intellinetics we will be able to deliver the anywhere, anytime access to those files that our customers have been requesting. We are enthusiastic about what Graphic Sciences and Intellinetics together can do for our customers.” Mr. Colton plans to retire after a transition period to ensure a smooth management integration of Graphic Sciences.

“The exceptional customer trust in Graphic Sciences, and the goodwill created over years, is a testament to the Graphic Sciences unwavering commitment to putting quality and data security first. This culture has its roots in the leadership of Gregory Colton and Tom Liebold, Vice President and General Manager of Graphic Sciences, and we appreciate and expect to benefit from the business and team they have built over the last forty years,” concluded Mr. DeSocio.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based content services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. For additional information, please visit www.intellinetics.com.

About Graphic Sciences, Inc.

Located in Madison Heights, Michigan, Graphic Sciences, Inc. has been helping organizations become paperless for over 33 years. Through its Image Technology Group and production scanning department, hundreds of millions of images have been converted from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Graphic Sciences also provides its clients with long-term paper and microfilm storage and retrieval options.

Cautionary Statement Regarding Intellinetics, Inc.

Statements in this press release which are not purely historical, including statements regarding the synergies, cross-selling opportunities and other benefits of the Graphics Sciences acquisition; future business; and new revenues associated with any product, industry, market, initiative, service or innovation; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with acquisitions generally and the ability of the Company to achieve the intended benefits of the Graphics Sciences business specifically, the future business, operations and financial results of Graphic Sciences, the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 10-Q and Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com